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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): August 22, 1997


                                 WORLDCOM, INC.
             (Exact Name of Registrant as Specified in its Charter)


Georgia                              0-11258                    58-1521612
(State or Other                 (Commission File             (I.R.S. Employer
Jurisdiction of                      Number)              Identification Number)
Incorporation)


                             515 East Amite Street
                        Jackson, Mississippi 39201-2702
                    (Address of Principal Executive Office)


Registrant's telephone number, including area code:  (601) 360-8600





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ITEM 5.  OTHER EVENTS.

         On August 22, 1997 WorldCom, Inc. (the "Company") announced that it has successfully completed its concurrent Exchange Offers and Consent Solicitations, pursuant to which it has accepted all MFS Communications Company, Inc. ("MFS") senior discount notes validly tendered as of 5:00 p.m., New York city time, August 19, 1997. The Company previously received requisite consents and accepted valid tenders from holders of notes of its MFS subsidiary as of August 8, 1997 and thereby effected certain amendments to the respective indentures governing the notes.

         The Company received valid tenders and consents from holders of approximately $780.4 million of principal amount at stated maturity, as of the date of their original issuance, of 9-3/8% Senior Discount Notes due January 15, 2004 of MFS (or approximately 99.1% of total outstanding), and from holders of approximately $903.7 million of principal amount at stated maturity, as of the date of their original issuance, of 8-7/8% Senior Discount Notes due January 15, 2006 of MFS (or approximately 99.3% of total outstanding), including those previously accepted and received as of August 8, 1997.

         On August 22, 1997, the Company issued a press release relating to the successful completion of Exchange Offers and Consent Solicitations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7 (C) EXHIBITS.

         The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

            Exhibit No.           Description
            -----------           -----------

              99.1 Press release dated August 22, 1997 announcing the successful completion of Exchange Offers and Consent Solicitations





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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               WORLDCOM, INC.



                                          By:  /s/ Scott D. Sullivan
                                               --------------------------------

                                               Scott D. Sullivan
                                               Chief Financial Officer

    August 25, 1997





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                                 EXHIBIT INDEX

Exhibit No.               Description of Exhibit
-----------               ----------------------

99.1 Press release dated August 22, 1997 announcing the successful completion of Exchange Offers and Consent Solicitations